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                                                                    EXHIBIT 23.7

                       [MILLER AND LENTS, LTD. LETTERHEAD]

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     As independent oil and gas consultants, Miller and Lents, Ltd. hereby consents to all references to Miller and Lents, Ltd., and/or audit letters prepared by Miller and Lents, Ltd., including our audit letters (collectively, the "Audit Letters") dated February 27, 2001 and July 16, 2001 to Belco Oil & Gas Corp. ("Belco") regarding the proved reserves and related future net revenues of Belco, in this Exchange Offer Registration Statement on Form S-4 (the "Exchange Offer Registration Statement") of Westport Resources Corporation, a Nevada corporation, to the inclusion of our Audit Letters in this Exchange Offer Registration Statement and to the reference to our firm as experts in the Exchange Offer Registration Statement.

                                       MILLER AND LENTS, LTD.


                                       By: /s/ JAMES A. COLE
                                           --------------------------------
                                       Name: James A. Cole
                                       Title: Senior Vice President

Houston, Texas
January 16, 2002